Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement of Red Stone Tax Exempt Partners LP on Amendment No. 1 to Form S-11 of our report dated October 28, 2011 relating to the balance sheet of Red Stone Tax Exempt Partners LP as of October 10, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

October 28, 2011